EXHIBIT 21.  PARENT AND SUBSIDIARIES OF REGISTRANT

The subsidiaries of MART are listed below. All are engaged in the ownership and/or development of commercial real estate in the United States. All are included in the consolidated financial statements filed as part of this Annual Report.
                                               State of Incorporation
Name                                               or Formation        Interest
----                                           ---------------------- ----------
CORPORATIONS:
BTR Arkor, Inc.                                      Maryland             100%
BTR Atlanta Daycare, Inc.                            Maryland             100%
BTR Business Center, Inc.                            Maryland             100%
BTR Chandler, Inc.                                   Maryland             100%
BTR East Greenbush, Inc.                             Maryland             100%
BTR Fallston Corner, Inc.                            Maryland             100%
BTR Free State Bowls, Inc.                           Maryland             100%
BTR Gateway, Inc.                                    Maryland             100%
BTR Holdings, Inc.                                   Maryland             100%
BTR Manassas, Inc.                                   Maryland             100%
BTR Marigot, Inc.                                    Maryland             100%
BTR Marina, Inc.                                     Maryland             100%
BTR McClintock, Inc.                                 Maryland             100%
BTR New Ridge, Inc.                                  Maryland             100%
BTR Northwood Properties, Inc.                       Maryland             100%
BTR Odenton Properties, Inc.                         Maryland             100%
BTR Ray Road, Inc.                                   Maryland             100%
BTR Real Estate Enterprises, Inc.                    Maryland             100%
BTR Salisbury, Inc.                                  Maryland             100%
BTR Southdale, Inc.                                  Maryland             100%
BTR Union Hills, Inc.                                Maryland             100%
BTR Waldorf Development Corporation                  Maryland             100%
BTR Waldorf Tire, Inc.                               Maryland             100%
BTR Yuma, Inc.                                       Maryland             100%
Burke Town Plaza, Inc.                               Maryland             100%
Brandywine Commons, Inc.                             Maryland             100%
Clinton Development Company, Inc.                    Maryland             100%
Colonie Plaza, Inc.                                  Maryland             100%
Columbia Plaza, Inc.                                 Maryland             100%
Commonwealth Plaza, Inc.                             Maryland             100%
Concourse Realty Management, Inc.                    Maryland             100%
Davis Ford Properties, Inc.                          Maryland             100%
Essanwy, Inc.                                        Maryland             100%
Easton Shoppes, Inc.                                 Maryland             100%
Fredericksburg Plaza, Inc.                           Maryland             100%
Harrisonburg Plaza, Inc.                             Maryland             100%
Kingston Crossing, Inc.                              Maryland             100%
MART Acquisition, Inc.                               Maryland             100%
New Town Village, Inc.                               Maryland             100%
North East Station, Inc.                             Maryland             100%
Orchard Landing Apartments, Inc.                     Maryland             100%
Orchard Landing Limited, Inc.                        Maryland             100%
Page Plaza Associates, Inc.                          Maryland             100%
Park Sedona, Inc.                                    Maryland             100%
Rolling Road Plaza, Inc.                             Maryland             100%
Rosedale Partners, Inc.                              Maryland             100%
Rosedale Plaza, Inc.                                 Maryland             100%
Route 642 Properties, Inc.                           Maryland             100%
Sedona Sewer, Inc.                                   Maryland             100%
Southdale Mortgage, Inc.                             Maryland             100%
Southwest Development Properties, Inc.               Maryland             100%
Timonium Shopping Center, Inc.                       Maryland             100%
Wake Plaza, Inc                                      Maryland             100%
Wyaness, Inc.                                        Maryland             100%

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LIMITED LIABILITY COMPANIES:
Perry Hall Square, LLC                               Maryland             100%
Pittsfield Center, LLC                               Maryland             100%
Radcliffe, LLC                                       Maryland             100%
Round Hollow, LLC                                    Maryland             100%
Stonehenge, LLC                                      Maryland             100%
Talton, LLC                                          Maryland             100%
Timonium Shopping Center Associates, LLC             Maryland             100%
Yorkway Associates, LLC                              Maryland             100%

     The following are partnerships in which Mid-Atlantic Realty Trust has partnership interests:



                                                    State of
Name                                                Formation          Interest
----                                           ---------------------------------
Arizona & Warner Limited Partnership                 Maryland             50%
BBG Joint Venture                                    Maryland             93%
BBG Properties Limited Partnership                   Maryland             93%
Fredericksburg Plaza Limited Partnership             Maryland             93%
Gateway International Limited Partnership            Maryland            100%
Harbour Island Associates                            Maryland            100%
Kensington Associates                                Maryland             93%
MART Limited Partnership                             Maryland             82%
Northwood Limited Partnership                        Maryland             67%
Ritchie Limited Liability Partnership                Maryland             67%
Rosedale Plaza Limited Partnership                   Maryland            100%
Route 642 Limited Partnership                        Maryland             93%
Scotia Associates Limited Partnership                Maryland             50%
Southdale Limited Partnership                        Maryland             50%
Union Hills Limited Partnership                      Maryland             50%
Wyaness Associates                                   Maryland            100%
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